TRIPLECROWN ACQUISITION CORP.
970 WEST BROADWAY, PMB 402
JACKSON, WYOMING 83001

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TRIPLECROWN ACQUISITION CORP.

The undersigned appoints Eric J. Watson and Jonathan J. Ledecky as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Triplecrown Acquisition Corp. (“Triplecrown”) held of record by the undersigned on September 30, 2009, at the Special Meeting of Stockholders to be held on October 21, 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
(Continued and to be signed on reverse side)

1

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSAL NUMBERS 1a, 1b, 1c, 2, 3a, 3b, 3c, 3d and 4. THE TRIPLECROWN BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE FOLLOWING PROPOSALS.

1a.
To approve an amendment to Triplecrown’s amended and restated certificate of incorporation to amend Article Seventh to revise the definition of a “business combination” to allow Triplecrown to complete the merger with Cullen Agricultural Holding Corp. (“CAH”).
		FOR ☐	AGAINST ☐	ABSTAIN ☐

1b.	To approve an amendment to Triplecrown’s amended and restated certificate of incorporation to delete all references to “fair market value.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

1c.
To approve an amendment to Triplecrown’s amended and restated certificate of incorporation to delete the second sentence of Section E of Article Seventh relating to Triplecrown being prohibited from consummating a business combination with an entity affiliated with any of Triplecrown’s founders.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the Agreement and Plan of Reorganization, among Triplecrown, CAH, CAT Merger Sub, Inc., Cullen Agricultural Technologies Inc. and Cullen Inc. Holdings Ltd.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted ‘‘AGAINST’’ Proposal Number 2 and you hold shares of Triplecrown common stock issued in the Triplecrown initial public offering, you may exercise your conversion rights and demand that Triplecrown convert your shares of common stock into a pro rata portion of the trust account by marking the ‘‘Exercise Conversion Rights’’ box below. If you exercise your conversion rights, then you will be exchanging your shares of Triplecrown common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you affirmatively vote against the merger, demand that Triplecrown convert your shares into cash and deliver your stock to Triplecrown’s transfer agent physically or electronically prior to the meeting. Failure to (a) vote against adoption of the Agreement and Plan of Merger, (b) check the following box, (c) deliver your stock certificate to Triplecrown’s transfer agent or deliver your shares electronically through the Depository Trust Company prior to the meeting, and (d) submit this proxy in a timely manner will result in the loss of your conversion rights.

	I HEREBY EXERCISE MY CONVERSION RIGHTS			☐

3a.
To approve the following difference between the amended and restated certificate of incorporation of CAH to be in effect following the merger and the current amended and restated certificate of incorporation of Triplecrown:  the name of the new public entity will be “Cullen Agricultural Holding Corp.” as opposed to “Triplecrown Acquisition Corp.”
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3b.
To approve the following difference between the amended and restated certificate of incorporation of CAH to be in effect following the merger and the current amended and restated certificate of incorporation of Triplecrown:  CAH will have 200,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock, as opposed to Triplecrown having 160,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3c.
To approve the following difference between the amended and restated certificate of incorporation of CAH to be in effect following the merger and the current amended and restated certificate of incorporation of Triplecrown:  CAH’s corporate existence will be perpetual as opposed to Triplecrown’s corporate existence terminating on October 22, 2009.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3d.
To approve the following difference between the amended and restated certificate of incorporation of CAH to be in effect following the merger and the current amended and restated certificate of incorporation of Triplecrown:  CAH’s amended and restated certificate of incorporation will not include the various provisions applicable only to specified purpose acquisition corporations that Triplecrown’s amended and restated certificate of incorporation contains.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer, giving full title as such. If stockholder is a partnership, please sign in partnership name by authorized person.